Exhibit 99.1

DIVX, INC.

CHANGE IN CONTROL SEVERANCE BENEFIT PLAN

Section 1. INTRODUCTION.

The DivX, Inc. Change in Control Severance Benefit Plan (the “Plan”) was established effective November 30, 2007 (the “Adoption Date”). The purpose of the Plan is to provide severance benefits to certain eligible employees of the Company and its Affiliates upon selected terminations of service in connection with a Change in Control (as defined below).

This Plan shall supersede any generally applicable change in control severance plan, policy, or practice, whether written or unwritten, with respect to each employee who becomes a Participant in the Plan. In consideration for the benefits set forth in this Plan, this Plan shall also supersede and replace the change in control benefits in any individually negotiated employment contract or agreement, or any written plans that are not of general application, and, except as set forth in the Participation Notice (as defined below), each Participant’s change in control severance benefits shall be governed solely by the terms of this Plan.

This Plan document is also the Summary Plan Description for the Plan.

Section 2. DEFINITIONS.

The following shall be defined terms for purposes of the Plan:

(a) “Affiliate” means a Parent Corporation or a Subsidiary Corporation.

(b) “Base Salary” means a Participant’s monthly base salary in effect immediately prior to the Covered Termination and prior to any reduction in base salary that would permit such Participant to voluntarily terminate employment for Good Reason (as defined below) (including without limitation any compensation that is deferred by Participant into a Company-sponsored retirement or deferred compensation plan, exclusive of any employer matching contributions by the Company associated with any such retirement or deferred compensation plan and exclusive of any other Company contributions) and excludes all bonuses, commissions, expatriate premiums, fringe benefits (including without limitation car allowances), option grants, equity awards, employee benefits and other similar items of compensation.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s employment is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the employment of a Participant was terminated by reason of dismissal without Cause for the purposes of this Plan shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(e) “Change in Control” means the occurrence of any of the following events prior to the automatic termination of this Plan as provided in Section 6(b):

(1) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is not owned by persons who were stockholders of the Company immediately prior to such merger, consolidation or other reorganization, in substantially the same relative proportions as their ownership of the combined voting power of the Company immediately prior to such merger, consolidation or other reorganization;

(2) There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition;

(3) When a majority of the incumbent directors on the Board are replaced by new directors within any 18-month period; provided, however, that each director (i) whose election has been approved by a vote of at least a majority of the directors who were either incumbent directors at the beginning of the period or elected or nominated in accordance with clause (i) or (ii) of this Section 2(e)(3) during such period or (ii) whose nomination for election by the Company’s stockholders has been approved by a committee of the Board, a majority of whose members are directors who were either incumbent directors at the beginning of the period or elected or nominated in accordance with clause (i) or (ii) of this Section 2(e)(3) during such period shall be deemed to be an “incumbent director” and not a “new director” for purposes of this Section 2(e)(3); or

(4) Any “person” that (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.

The term “Change in Control” shall not include a transaction, the sole purpose of which is to change the state of the Company’s incorporation.

(f) “Company” means DivX, Inc. or, following a Change in Control, the surviving entity resulting from such transaction or the parent company of such surviving entity.

(g) “Compensation Committee” means the Compensation Committee of the Board.

(h) “Covered Termination” means, with respect to a Participant who immediately prior to a termination of employment was an employee of the Company, such Participant’s termination of employment by the Company without Cause or a voluntary resignation of employment by the Participant for Good Reason; provided that the involuntary termination or the event giving rise to the resignation for Good Reason, as applicable, occurs within the three-months prior to, or 12 months following, the effective date of a Change in Control.

(i) “Good Reason” means, with respect to a Participant, the occurrence of one or more of the following events, if applicable, without such Participant’s express written consent:

(1) A material reduction in such Participant’s authority, duties or responsibilities (and not simply a change in title or reporting relationships);

(2) A material reduction by the Company in such Participant’s Base Salary;

(3) A material adverse change by the Company to Participant’s Target Bonus or to the criteria, milestones or objectives related to such Participant’s Target Bonus that is reasonably likely to result in the Participant earning less than his or her Target Bonus during the subsequent applicable period;

(4) A relocation of the Participant’s principal place of work to a location that would increase the Participant’s one-way commute from his or her personal residence to the new principal place of work by more than 50 miles.

Notwithstanding the foregoing, a Participant shall have “Good Reason” for his or her resignation only if: (a) the Participant notifies the Company in writing, within 30 days after the occurrence of one of the foregoing events, that he or she intends to terminate his or her employment no earlier than 30 days after providing such notice; (b) the Company does not cure such condition within 30 days following its receipt of such notice or states unequivocally in writing that it does not intend to attempt to cure such condition; and (c) the Participant resigns from employment within 180 days following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.

(j) “Health Severance Benefits Period” means 12 months for a Tier I Participant and 6 months for a Tier II Participant.

(k) “Parent Corporation” means any corporation (other than the Company) in an unbroken ownership chain of corporations ending with the Company, provided each corporation in the unbroken ownership chain (other than the Company) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such ownership chain.

(l) “Participant” means an individual who (i) is employed by the Company or its Affiliates, (ii) has been designated eligible to participate in the Plan by the Compensation Committee in its sole discretion (either by a specific designation or by virtue of being a member of a class of employees who have been so designated) and (iii) who has received a Participation Notice from the Company and elected to participate in the Plan by executing and returning such Participation Notice to the Company within the time period set forth therein. The Participation Notice shall designate the Participant as either a “Tier I Participant” or “Tier II Participant”; provided that, in the absence of such specific designation, the Participant shall be deemed a Tier II Participant for purposes of the Plan. The determination of whether an employee is eligible to be a Participant and the designation of either a Tier I Participant or Tier II Participant, shall be made by the Compensation Committee, in its sole discretion, and such determination shall be binding and conclusive on all persons.

(m) “Participation Notice” means the latest notice delivered by the Company to a Participant substantially in the form of Exhibit A hereto or such other form as may be approved by the Plan Administrator.

(n) “Payment Commencement Date” means, with respect to a Participant, (i) if such Covered Termination occurs prior to the applicable Change in Control, the later of (A) such Change in Control or (B) the effective date of the Release (as defined below) or (ii) if such Covered Termination occurs on or after the applicable Change in Control, the later of (X) the date of such Covered Termination or (Y) the effective date of the Release.

(o) “Plan Administrator” means the Company.

(p) “Qualified Plan” means a plan sponsored by the Company or an Affiliate that is intended to be qualified under Section 401(a) of the Internal Revenue Code.

(q) “Subsidiary Corporation” means any corporation (other than the Company) in an unbroken ownership chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken ownership chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such ownership chain.

(r) “Target Bonus” means the target bonus (i.e., the annual bonus amount payable to a Participant in cash, common stock or other property if exactly 100% of all performance goals are achieved) most recently approved by the Compensation Committee or the Board for such Participant prior to the earlier of (i) the Payment Commencement Date and (ii) any reduction in Target Bonus that would permit such Participant to voluntarily terminate employment for Good Reason.

(s) “Vesting Acceleration Benefit” means the remainder of all vesting installments, whether time-based or performance-based, for a Tier I Participant or a Tier II Participant.

The following additional terms are defined in the Section identified below:

TERM	SECTION
“Adoption Date”	1

“COBRA”	4(a)(3)

“Code”	4(a)(3)

“ERISA”	9

“Excise Tax”	5(e)

“Plan”	1

“Plan Sponsor”	12(d)

“Reduced Amount”	5(e)(2)

“Release”	3

“Tier I Payment”	5(e)(1)

“Tier II Payment”	5(e)(2)

Section 3. ELIGIBILITY FOR BENEFITS.

Subject to the requirements set forth in this Section, the Company shall provide change in control severance benefits under the Plan to the Participants. In order to be eligible to receive benefits under the Plan, a Participant must (i) experience a Covered Termination and (ii) execute a general waiver and release (the “Release”) in substantially the form attached hereto as Exhibit B, Exhibit C, or Exhibit D, as appropriate (or as then may be required by law to effect a release of claims), and such Release must become effective in accordance with its terms; provided, however, that no such Release shall require the Participant to forego any unpaid salary, any accrued but unpaid vacation pay or any benefits payable pursuant to this Plan. With respect to any outstanding option held by the Participant, no provision set forth in this Plan granting the Participant additional rights to exercise the option can be exercised unless and until the Release becomes effective.

The Participant must execute the Release within the time period set forth therein, but in no event later than (x) if a Change in Control shall have occurred prior to such Covered Termination, 45 days following termination of employment or (y) if a Change in Control shall not have occurred prior to such Covered Termination, the later of (A) 45 days following termination of employment or (B) ten days following such Change in Control, and such release must become effective in accordance with its terms.

Unless a Change in Control has occurred, the Plan Administrator, in its sole discretion, may modify the form of the required Release to comply with applicable law and shall determine the form of the required Release, which may be incorporated into a termination agreement or other agreement with the Participant; provided, that, after a Change in Control occurs, the Plan Administrator may modify the form of required Release only if necessary to comply with applicable law.

Section 4. AMOUNT OF BENEFIT.

(a) Subject to the limitations and reductions provided in this Plan, benefits under this Plan, if any, shall be provided to the Participants described in Section 3 in the following amounts. Effective commencing with the Payment Commencement Date, such Participant shall receive the following severance package:

(1) Cash Severance Benefits. The Company shall make a cash severance payment to the Participant in an amount equal to (i) 24 months of Base Salary for a Tier I Participant and (ii) six months of Base Salary for a Tier II Participant. Any such payment pursuant to this Section 4(a)(1) shall be in a single lump sum to be paid within 10 days following the Payment Commencement Date.

(2) Bonus Severance Benefits. The Company shall make a cash severance payment to the Participant in an amount equal to a percentage of such Participant’s Target Bonus as set forth in the following table:

Tier	Percentage of Target Bonus
I	200%
II	100%

Any such bonus payment pursuant to this Section 4(a)(2) shall be in a single lump sum to be paid within 10 days following the Payment Commencement Date.

(3) COBRA Benefits. If such Participant timely elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then during the Health Severance Benefits Period, the Company will pay all premiums for group medical, dental and vision coverage elected by such Participant for the Participant and his or her eligible dependents under (i) COBRA and, to the extent applicable, any similar applicable state statute, and (ii) to the extent that such coverage under COBRA and any such applicable state statute has been exhausted or is no longer available, then under any individual policy providing group medical, dental and vision benefits substantially similar to those provided to Participant immediately prior to his or her termination of Service. For purposes of this Section 4(a)(3), references to COBRA premiums shall not include any amounts payable by the Participant under an Internal Revenue Code of 1986, as amended (the “Code”) Section 125 health care reimbursement plan. Notwithstanding the foregoing, no such premium payments (or any other payments for health, dental, or vision coverage by the Company) shall be made following the Participant’s death or the effective date of the Participant’s coverage by a health, dental, or vision insurance plan of a subsequent employer.

(4) Equity Award Acceleration. The vesting and exercisability of all outstanding options to purchase the Company’s common stock issued pursuant to any equity incentive plan of the Company or any Affiliate that are then held by the Participant on such date shall be accelerated to the extent applicable so that the Participant shall receive the Vesting Acceleration Benefit, any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to any other stock award granted to the Participant by the Company shall lapse so that the Participant shall receive the Vesting Acceleration Benefit, and the vesting of any other stock awards granted to the Participant by the Company, and any issuance of shares triggered by the vesting of such stock awards, shall be accelerated so that the Participant shall receive the Vesting Acceleration Benefit. If the Covered Termination occurs prior to the applicable Change in Control, such vesting acceleration shall be deemed effective as of the date of the Covered Termination. Notwithstanding the foregoing, this Section 4(a)(4) shall not apply to stock awards issued under or held in any Qualified Plan. Notwithstanding the provisions of this Section 4(a)(4), in the event that the provisions of this Section 4(a)(4) regarding acceleration of vesting of an option would adversely affect a Participant’s option (including, without limitation, its status as an incentive stock option under Section 422 of the Code) that is outstanding on the date the Participant commences participation in the Plan, such acceleration of vesting shall be deemed null and void as to such option unless the affected Participant consents in writing to such acceleration of vesting as to such option at the time he or she becomes a Participant.

(b) Certain Reductions. Notwithstanding any other provision of the Plan to the contrary, any benefits payable to a Participant under Sections 4(a) of this Plan shall be reduced (but not below zero) by any severance benefits payable by the Company or an Affiliate to such Participant under any other policy, plan, program, agreement or arrangement, including, without limitation, a contract between such Participant and any entity, covering such Participant. In addition, to the extent that any federal, state or local laws, including, without limitation the Worker Adjustment Retraining Notification Act, 29 U.S.C. Section 2101 et seq., or any similar state statute, require the Company to give advance notice or make a payment of any kind to a Participant because of that Participant’s involuntary termination due to a layoff, reduction in force, plant or facility closing, sale of business, change of control, or any other similar event or reason, the benefits payable under Sections 4(a)(1) and 4(a)(3) of this Plan shall either be reduced or eliminated by such required payments or notice. The benefits provided under this Plan are intended to satisfy any and all statutory obligations that may arise out of a Participant’s involuntary termination of employment for the foregoing reasons, and the Plan Administrator shall so construe and implement the terms of the Plan.

(c) Application of Section 409A. Any compensation and benefits payable under the Plan are intended to be payable pursuant to the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations. Notwithstanding the foregoing, if the Company determines that any payments hereunder fail to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Code, the payment of such benefit shall be delayed until six months after separation from service if the Participant is a “specified employee” within the meaning of the aforesaid section of the Code at the time of such separation from service.

(d) Withholding. All payments under the Plan will be subject to all applicable withholding obligations of the Company, including, without limitation, obligations to withhold for federal, state and local income and employment taxes.

Section 5. LIMITATIONS ON BENEFITS.

(a) Mitigation. Except as otherwise specifically provided herein, a Participant shall not be required to mitigate damages or the amount of any payment provided under the Plan by seeking other employment or otherwise, nor shall the amount of any payment provided for under the Plan be reduced by any compensation earned by a Participant as a result of employment by another employer or any retirement benefits received by such Participant after the date of service or employment termination.

(b) Non-Duplication of Benefits. No Participant is eligible to receive benefits under this Plan more than one time.

(c) Indebtedness of Participants. To the extent permitted by law, if a Participant is indebted to the Company or an Affiliate on the date of his or her termination of employment or service, the Company reserves the right to offset any severance benefits payable in cash under the Plan by the amount of such indebtedness. A Participant may be required to execute an agreement to such effect if requested by the Company.

(d) Parachute Payments.

(1) Tier I Participants. If any payment or benefit a Tier I Participant would receive in connection with a Change in Control from the Company or otherwise (“Tier I Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company shall pay and the Tier I Participant shall be entitled to receive an additional payment (a “Gross-Up Payment”) from the Company in an amount such that after the payment of all taxes (including, without limitation, any income or employment taxes, any interest or penalties imposed with respect to such taxes, and any additional excise tax imposed by Section 4999 of the Code) on the Gross-Up Payment, the Tier I Participant shall retain an amount equal to the full Excise Tax. For purposes of determining the amount of the Gross-Up Payment, the Tier I Participant shall be deemed to have: paid federal income taxes at the highest marginal rate of federal income and employment taxation for the calendar year in which the Gross-Up Payment is to be made, and paid applicable state and local income taxes at the highest rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Except as otherwise provided herein, the Tier I Participant shall not be entitled to any additional payments or other indemnity arrangements in connection with the Tier I Payment or the Gross-Up Payment.

(2) Tier II Participants. If any Payment a Tier II Participant would receive in connection with a Change in Control from the Company or otherwise (a “Tier II Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the Excise Tax then such Tier II Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Tier II Payment that would result in no portion of the Tier II Payment being subject to the Excise Tax or (y) the largest portion of the Tier II Payment, up to and including the total Tier II Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Tier II Payment notwithstanding that all or some portion of the Tier II Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Tier II Payment equals the Reduced Amount, reduction shall occur in the following order unless the Participant elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Tier II Payment occurs): reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. If acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant’s stock awards unless the Participant elects in writing a different order for cancellation.

(3) Calculations. The Company shall appoint a nationally recognized accounting or consulting firm to make the determinations required hereunder, which firm shall not then be serving as accountant or auditor for the individual, entity or group that effected the Change in Control. The Company shall bear all expenses with respect to the determinations by such accounting or consulting firm required to be made hereunder.

The accounting or consulting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Participant within 10 calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Company or the Participant) or such other time as requested by the Company or the Participant. If the accounting or consulting firm determines that no Excise Tax is payable with respect to a Payment, it shall furnish the Company and the Participant with an opinion reasonably acceptable to the Participant that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Participant, except as set forth below.

If, notwithstanding a determination by the accounting or consulting firm that a Tier I Payment will not be subject to the Excise Tax, the IRS determines that the Tier I Payment is subject to the Excise Tax, then the Company shall pay and the Tier I Participant shall be entitled to receive a Gross-Up Payment. In addition, if, notwithstanding the payment of a Gross-Up Payment described in Section 5(d)(1), the IRS determines that the Gross-Up Payment was not sufficient to enable the Participant to retain an amount equal to the full Excise Tax, then the Company shall pay to the Tier I Participant an additional amount (the “Additional Gross-Up Payment”) such that the payment of the Gross-Up Payment and the Additional Gross-Up Payment is sufficient to enable the Tier I Participant to retain an amount equal to the full Excise Tax.

If, notwithstanding any reduction described in Section 5(d)(2), the IRS determines that a Tier II Participant is liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then the Tier II Participant shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Tier II Participant challenges the final IRS determination, a final judicial determination, a portion of the payment equal to the “Repayment Amount.” The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Tier II Participant’s net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in the Tier II Participant’s net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Tier II Participant shall pay the Excise Tax.

Notwithstanding any other provision of Section 5(d)(2), if (i) there is a reduction in the payment of benefits as described in this Section, (ii) the IRS later determines that a Tier II Participant is liable for the Excise Tax, the payment of which would result in the maximization of such Participant’s net after-tax proceeds (calculated as if such Participant’s benefits had not previously been reduced), and (iii) such Participant pays the Excise Tax, then the Company shall pay to such Participant those benefits that were reduced pursuant to this Section contemporaneously or as soon as administratively possible after such Participant pays the Excise Tax so that such Participant’s net after-tax proceeds with respect to the payment of benefits is maximized.

Notwithstanding the foregoing, the Company’s actions contemplated by this Section 5(d)(3) are conditioned upon Participant (i) cooperating fully with the Company in good faith if the Company wishes to contest such IRS determination and (ii) permitting the Company to participate in any proceedings relating to such determination (with the Company bearing the cost and expenses incurred with such contest).

Section 6. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

(b) Change of State of Incorporation, Amendment or Termination. The Board reserves the right to change the state of incorporation, and the Board and the Compensation Committee reserve the right to amend or terminate this Plan or the benefits provided hereunder at any time; provided, however, that no such change of state, amendment or termination shall impair or reduce the rights of a Participant unless such Participant consents to such amendment or termination of the Plan in writing. Notwithstanding the foregoing, the Plan shall automatically terminate on the tenth anniversary from the Adoption Date, unless extended by the Board or the Compensation Committee. Any action amending, terminating or extending the Plan shall be in writing and executed by the Board or the Compensation Committee.

Section 7. CONTINUATION OF CERTAIN EMPLOYEE BENEFITS.

(a) COBRA Continuation. Each Participant who is enrolled in a group medical, dental or vision plan sponsored by the Company or an Affiliate may be eligible to continue coverage under such group medical, dental or vision plan (or to convert to an individual policy), at the time of the Participant’s termination of employment under COBRA. The Company will notify the Participant of any such right to continue group medical coverage at the time of termination. No provision of this Plan will affect the continuation coverage rules under COBRA. Therefore, the period during which a Participant may elect to continue the Company’s group medical, dental or vision coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Participant, and all other rights and obligations of the Participant under COBRA will be applied in the same manner that such rules would apply in the absence of this Plan. At the conclusion of the COBRA premium reimbursements made by the Company, if any, the Participant will be responsible for the entire payment of premiums required under COBRA for the duration, if any, of the COBRA period.

(b) Other Employee Benefits. All non-health benefits (such as life insurance, AD&D, disability and 401(k) plan coverage) terminate as of an employee’s termination date (except to the extent that a conversion privilege may be available thereunder).

Section 8. NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ or service of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time and for any reason, which right is hereby reserved.

Section 9. LEGAL CONSTRUCTION.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of California.

Section 10. CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is:

DivX, Inc.

Attn: Chief Financial Officer

c/o DivX, Inc.

4780 Eastgate Mall

San Diego, CA 92121

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The written notice of denial will be set forth in a manner designed to be understood by the employee and will include the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA following a denial on review of the claim, as described in Section 10(d) below.

This written notice will be given to the applicant within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Compensation Committee within 60 days after the application is denied. A request for a review shall be in writing and shall be addressed to:

Compensation Committee

Attn: Chairman

c/o DivX, Inc.

4780 Eastgate Mall

San Diego, CA 92121

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Compensation Committee may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Compensation Committee will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60 day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Compensation Committee is to render its decision on the review. The Compensation Committee will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Compensation Committee confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4) a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 10(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 10(c) above, and (iv) has been notified in writing that the Compensation Committee has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator or Compensation Committee, as applicable, does not respond to a Participant’s claim or appeal within the relevant time limits specified in this Section 10, then the Participant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 11. BASIS OF PAYMENTS TO AND FROM PLAN.

All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company. A Participant’s right to receive payments under the Plan is no greater than that of the Company’s unsecured general creditors. Therefore, if the Company were to become insolvent, the Participant might not receive benefits under the Plan.

Section 12. OTHER PLAN INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 33-0921758. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 505.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is DivX, Inc., Attn: Chief Financial Officer, 4780 Eastgate Mall, San Diego, CA 92121.

(d) Plan Sponsor and Plan Administrator. The “Plan Sponsor” of the Plan is DivX, Inc., 4780 Eastgate Mall, San Diego, CA 92121. The Plan Sponsor’s and Plan Administrator’s telephone number is (858) 882-0600. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

(e) Type of Plan. The Plan is a welfare benefit plan.

Section 13. STATEMENT OF ERISA RIGHTS.

Participants in this Plan (which is a welfare benefit plan sponsored by the Company) are entitled to certain rights and protections under ERISA. If you are a Participant in the Plan, under ERISA you are entitled to:

Receive Information about the Plan and Your Benefits

(a) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as work sites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series) filed by the Plan Administrator with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration;

(b) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series). The Plan Administrator may make a reasonable charge for the copies; and

(c) Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

Enforce Your rights

No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan Administrator’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court.

If it should happen that the Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration or accessing its website at http://www.dol.gov/ebsa/.

Section 14. SUCCESSORS AND ASSIGNS.

This Plan shall be binding upon any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person actively adopts or formally continues the Plan. Participants, to the extent they are otherwise eligible for benefits under the Plan, are intended third party beneficiaries of this provision.

Section 15. EXECUTION.

To record the adoption of the Plan as set forth herein, DivX, Inc. has caused its duly authorized officer to execute the same this 30th day of November, 2007.

DIVX, INC.

Frank Creer
Chairman of the Compensation Committee of the Board of Directors

EXHIBIT A

DIVX, INC.

CHANGE IN CONTROL SEVERANCE BENEFIT PLAN

PARTICIPATION NOTICE

To:

Date:

Deadline to Return Participation Notice:

DivX, Inc. (the “Company”) has adopted the Change in Control Severance Benefit Plan (the “Plan”). The Company is providing you with this Participation Notice to inform you that you have been designated as a Tier      Participant in the Plan.

A copy of the Plan document is attached to this Participation Notice. The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Notice, which together also constitute a summary plan description of the Plan.

In consideration for the benefits set forth in the Plan, each Participant’s change in control benefits shall be governed by the terms of the Plan and the Plan shall supersede and replace any individually negotiated change in control benefits in any employment contract or agreement and all change in control benefits payable to you as set forth in any agreement, including offer letters, with the Company entered into prior to the date hereof.

If you choose to participate in the Plan, please return to DivX, Inc. (Attn: General Counsel) a copy of this Participation Notice and attached Acknowledgement signed by you and retain a copy of this Participation Notice and attached Acknowledgement, along with the Plan document, for your records. Please note that you are not a Participant in the Plan until you execute and return this Participation Notice and attached Acknowledgement to the Company no later than [                    ].

DIVX, INC.

By:
Participant

Its:
Print Name

ACKNOWLEDGEMENT

The undersigned Participant hereby acknowledges receipt of the foregoing Participation Notice. In the event the undersigned holds outstanding stock options or restricted stock unit awards as of the date of this Participation Notice, the undersigned hereby:*

☐	accepts all of the benefits of Section 4(a)(4) of the Plan regardless of any potential adverse effects on any outstanding option or other stock award

☐	accepts the benefits of Sections 4(a)(4) of the Plan that have no adverse effect on outstanding options, restricted stock unit awards or other stock awards and rejects the benefits of Sections 4(a)(4) of the Plan as to those outstanding options and other stock awards that would have potential adverse effects

☐	other (please describe):

The undersigned acknowledges that the undersigned has been advised to obtain tax and financial advice regarding the consequences of this election including the effect, if any, on the status of the stock options or restricted stock unit awards for tax purposes under Sections 409A and 422 of the Internal Revenue Code.

Participant

Print name

*	Please check one box; failure to check a box will be deemed the selection of the second alternative (i.e., accepting the benefits of Section 4(a)(4) of the Plan that have no adverse effect on outstanding options, restricted stock unit awards or other stock awards and rejecting the benefits of Section 4(a)(4) of the Plan as to those outstanding options, restricted stock unit awards and other stock awards that would have potential adverse effects).

For Employees Age 40 or Older

Individual Termination

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the DivX, Inc. Change in Control Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s Employee Proprietary Information and Inventions Agreement.

In exchange for the consideration to be provided to me under the Plan to which I am not otherwise entitled, I hereby generally and completely release DivX, Inc. and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

For Employees Age 40 or Older

Individual Termination

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the Released Claims is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) the Released Claims do not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have 21 days to consider this Release (although I may choose to voluntarily to sign it sooner); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 21 days following the date it is provided to me, and I must not revoke it thereafter.

EMPLOYEE

Name:

Date:

For Employees Age 40 or Older

Group Termination

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the DivX, Inc. Change in Control Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s Employee Proprietary Information and Inventions Agreement.

In exchange for the consideration to be provided to me under the Plan to which I am not otherwise entitled, I hereby generally and completely release DivX, Inc. and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

For Employees Age 40 or Older

Group Termination

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the Released Claims is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) the Released Claims do not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have 45 days to consider this Release (although I may choose to voluntarily to sign it sooner); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).

I further acknowledge that I have received the disclosure required by 29 U.S.C. § 626 (f)(1)(H), which is attached hereto as Appendix I.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 45 days following the date it is provided to me, and I must not revoke it thereafter.

EMPLOYEE

Name:

Date:

For Employees Age 40 or Older

Group Termination

APPENDIX I

DISCLOSURE UNDER TITLE 29 U.S. CODE SECTION 626(F)(1)(H)

Confidentiality Provision:	The information contained in this document is private and confidential. You may not disclose this information to anyone except your professional advisors.

[Job classifications/positions] informed on [date] of the termination of their employment are eligible to participate in the severance package program. The factors considered in selecting employees for employment termination on [                    ] were: [                    ]. An eligible employee age 40 or more years will have up to forty-five (45) days to review the terms and conditions of the severance package.

EMPLOYEES ELIGIBLE FOR THE SEVERANCE PACKAGE PROGRAM

JOB TITLES	AGE OF THOSE ELIGIBLE	AGE OF THOSE NOT ELIGIBLE

Individuals Under Age 40

Individual or Group Termination

EXHIBIT D

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the DivX, Inc. Change in Control Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s Employee Proprietary Information and Inventions Agreement.

In exchange for the consideration to be provided to me under the Plan to which I am not otherwise entitled, I hereby generally and completely release DivX, Inc. and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

Individuals Under Age 40

Individual or Group Termination

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that I have the right to consult with an attorney prior to executing this Release (although I may choose voluntarily not to do so) and that I have 14 days from receipt of this Release in which to consider this Release (although I may choose voluntarily to execute this Release earlier). I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 14 days following the date it is provided to me.

EMPLOYEE

Name:

Date: